Exhibit 5.1

BAKER & MCKENZIE LLP

10250 Constellation Boulevard

Suite 1850

Los Angeles, California 90067

January 31, 2025

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Berkshire Hathaway Finance Corporation

3555 Farnam Street

Omaha, Nebraska 68131

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), and Berkshire Hathaway Finance Corporation, a Delaware corporation (“BHFC”), in connection with the preparation and filing on the date hereof with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (excluding the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time of (i) one or more series of debt securities by Berkshire (the “Berkshire Debt Securities”), (ii) one or more series of debt securities by BHFC (the “BHFC Debt Securities” and, together with the Berkshire Debt Securities, the “Debt Securities”) which will be unconditionally guaranteed by Berkshire (in such capacity, the “Guarantor”), and (iii) the guarantees of BHFC Debt Securities (the “Guarantees”) by the Guarantor. The Registration Statement includes prospectuses for offerings of Berkshire Debt Securities and for offerings of the BHFC Debt Securities and the Guarantees (such prospectuses together, the “Prospectus”), each of which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Berkshire Debt Securities and of BHFC Debt Securities and Guarantees.

The Debt Securities and the Guarantees are to be issued pursuant to an Indenture, dated as of January 31, 2025 (the “Indenture”), by and among Berkshire, BHFC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of Debt Securities and Guarantees.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise, of such instruments, corporate records, certificates of public officials and other persons, and other documents as we have deemed necessary or advisable for purposes of this opinion.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) all documents reviewed by us have been duly authorized, executed and delivered by all parties thereto; (vii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (viii) one or more Prospectus Supplements will have been prepared and filed in a timely manner with the SEC describing the Debt Securities and the Guarantees offered thereby; (ix) all Debt Securities and

Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (x) the Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities and, if applicable, establishing the terms of the Guarantees, each to be issued under the Indenture, has been or will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (xi) the Indenture is the valid and legally binding obligation of the Trustee; and (xii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities and Guarantees offered will have been duly authorized and validly executed and delivered by Berkshire and BHFC, as applicable, and the other parties thereto. As to any facts material to the opinions expressed herein, we have relied upon and assumed the accuracy of, without independent verification, written and oral statements and representations of officers and other representatives of Berkshire, BHFC and others and filings made by Berkshire and BHFC with the SEC.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, exclusions and other limitations contained herein, we are of the opinion that:

1. With respect to Debt Securities, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors of Berkshire or BHFC, as the case may be, or persons duly authorized thereby, has taken all necessary corporate action to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law, conflict with any matter of public policy, or result in a default under or breach of any agreement or instrument binding upon Berkshire or BHFC, as the case may be, or any of their respective assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Berkshire or BHFC, as the case may be, or any of their respective assets or properties; (iv) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; and (v) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Berkshire or BHFC, as the case may be, or persons duly authorized thereby, then upon such Debt Securities having been duly delivered to the purchasers thereof against payment of the consideration therefor, such Debt Securities will constitute valid and binding obligations of Berkshire or BHFC, as the case may be, enforceable against Berkshire or BHFC, as the case may be, in accordance with their terms.

2. With respect to Guarantees, when (i) the Board of Directors of the Guarantor, or persons duly authorized thereby, has taken all necessary corporate action to authorize and approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (ii) the terms of such Guarantees and of their issuance and sale have been duly established so as not to violate any applicable law, conflict with any matter of public policy, or result in a default under or breach of any agreement or instrument binding upon the Guarantor, or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor or any of its assets or properties; (iii) such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; (iv) such Guarantees have been issued and sold as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of BHFC and the Guarantor, or persons duly authorized thereby, and (v) the conditions set forth in clauses (i) through (v) in our opinion expressed in numbered paragraph 1 above have been satisfied with respect to the BHFC Debt Securities to which such Guarantees relate, then upon such BHFC Debt Securities and Guarantees having been duly delivered to the purchasers thereof against payment of the consideration therefor, such Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

Our opinions expressed above are subject to the effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion concerning the validity or enforceability of any provision (i) that purports to waive or does not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including any right to a jury trial, (ii) relating to indemnification to the extent it purports to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) that requires a judgment or decree with respect to a security denominated in a currency other than U.S. dollars be awarded in U.S. dollars at a rate of exchange as of a particular date or converted into a currency other than U.S. dollars, in each case, to the extent applicable law otherwise provides, or (iv) relating to indemnification against any loss in obtaining currency due from a court judgment in another currency.

The law covered by the opinions expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction, or any other law of the State of Delaware, and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. Debt Securities and Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion letter should the present law of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP